AMENDMENT AGREEMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT AGREEMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of March 9, 2023, by and among BLACKROCK DEBT STRATEGIES FUND, INC., a Maryland corporation (the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”) and STATE STREET BANK AND TRUST COMPANY, as agent for itself and such other Banks (in such capacity, the “Agent”);

WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (as amended and in effect from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as may be further amended from time to time is referred to herein as the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Existing Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2.  Amendments to the Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)  the Existing Credit Agreement (excluding the Schedules and Exhibits thereto, which, except as expressly set forth in clause (b) hereof, shall continue to be the Schedules and Exhibits under the Credit Agreement) is hereby amended in the form of Exhibit A hereto:

(b)  Schedule 1 and Exhibits A – D to the Credit Agreement are each hereby amended by deleting each of Schedule 1, Exhibit A, Exhibit B, Exhibit C and Exhibit D in its entirety and replacing it with the Schedule 1 and Exhibits A – D attached hereto as Exhibit B.

§3.  Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a)  Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) are true and correct on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b)  No Default. No Default or Event of Default has occurred and is continuing.

(c)  Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower, (iii) require no Governmental Authorizations, Private Authorizations or Governmental Filings by the Borrower which have not already been obtained or made, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law unless the violation of such Applicable Law could not reasonably be expected to have a Material Adverse Effect, (B) the Charter Documents of the Borrower, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower unless such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Agent to secure the Obligations and Liens permitted pursuant to Section 5.08 of the Credit Agreement).

(d)  Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§4.  Effectiveness. This Amendment shall be effective as of the date hereof (the “Sixth Amendment Effective Date”) upon the receipt by the Agent of the following:

(a)  counterparts of this Amendment duly executed and delivered by each of the Borrower, the Banks and the Agent;

(b)  a certificate duly executed by an officer of the Borrower which is reasonably satisfactory to the Agent certifying that (i) the representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) and the other Loan Documents shall be true on and as of the Sixth Amendment Effective Date and with the same force and effect as if made on and as of such date (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default has occurred and is continuing;

(c)  a duly executed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated as of the Sixth Amendment Effective Date as to the incumbency of, and bearing specimen signatures of, the Authorized Signatories who are authorized as of the date hereof to execute and take actions hereunder and under the Loan Documents for and on behalf of the Borrower; and certifying and attaching copies of (i) the Borrower’s Charter Documents, with all amendments thereto; (ii) an excerpt from the minutes of the Board of Directors of the Borrower dated March 1-2, 2023 authorizing the transactions contemplated hereby; (iii) the current Prospectus as then in effect;

(iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect; and (v) the Custody Agreement;

(d)  a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Maryland dated as of a recent date;

(e)  a copy of the certificate of incorporation of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Maryland; and

(f)  an updated Form FR U-1, duly executed and delivered by the Borrower.

§5.  Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§6.  Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement, including, without limitation, the other Loan Documents, shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment, provided, the Borrower does agree to provide the Agent with an original manually signed counterpart of this Amendment within five (5) Domestic Business Days of the Sixth Amendment Effective Date. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK DEBT STRATEGIES FUND, INC.

By:

Name: Trent Walker
Title: Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY, Individually and as Agent

By:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK DEBT STRATEGIES FUND, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, Individually and as Agent

By:

Title: Vice President

Exhibit A to Amendment Agreement No. 6

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 3, 2011

among

BLACKROCK DEBT STRATEGIES FUND, INC.,

STATE STREET BANK AND TRUST COMPANY and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY in its capacity as Agent

		Page

ARTICLE I. DEFINITIONS		1
SECTION 1.01.	Definitions	1
SECTION 1.02.	Accounting Terms and Determinations	24
SECTION 1.03.	Other Interpretive Provisions	24
ARTICLE II. THE CREDIT		26
SECTION 2.01.	Commitments to Lend	26
SECTION 2.02.	Notice of Borrowings	26
SECTION 2.03.	Notice to Banks; Funding of Loans	27
SECTION 2.04.	Loan Accounts; Notes; Records	28
SECTION 2.05.	Mandatory Payments; Optional Prepayments	28
SECTION 2.06.	Interest Rates	30
SECTION 2.07.	Fees	31
SECTION 2.08.	Termination and Reduction of Commitments	31
SECTION 2.09.	Extension of Termination Date	23
SECTION 2.10.	General Provisions as to Payments	33
SECTION 2.11.	Computation of Interest and Fees	34
SECTION 2.12.	Taxes	34
ARTICLE III. CONDITIONS		37
SECTION 3.01.	Effectiveness	37
SECTION 3.02.	All Borrowings	39
SECTION 3.03.	Security	40
ARTICLE IV. REPRESENTATIONS AND WARRANTIES		40
SECTION 4.01.	Existence and Power; Investment Company	40
SECTION 4.02.	Authorization; Execution and Delivery, Etc	40
SECTION 4.03.	Noncontravention	41
SECTION 4.04.	Governmental Authorizations; Private Authorization	41
SECTION 4.05.	Regulations T, U and X	41
SECTION 4.06.	Non-Affiliation with Banks	41
SECTION 4.07.	Subsidiaries	41
SECTION 4.08.	Financial Information	42

i

(continued)

(continued)

		Page

SECTION 5.20.	Further Assurances	50
ARTICLE VI. DEFAULTS		50
SECTION 6.01.	Events of Default	51
SECTION 6.02.	Remedies	52
ARTICLE VII. THE AGENT		53
SECTION 7.01.	Appointment and Authorization	53
SECTION 7.02.	Action by Agent	43
SECTION 7.03.	Consultation with Experts	43
SECTION 7.04.	Liability of Agent	43
SECTION 7.05.	Indemnification	43
SECTION 7.06.	Credit Decision	44
SECTION 7.07.	Successor Agent	44
SECTION 7.08.	Agent as Bank	44
SECTION 7.09.	Distribution by Agent	44
SECTION 7.10.	Delinquent Banks	57
ARTICLE VIII. CHANGE IN CIRCUMSTANCES		58
SECTION 8.01.	Additional Costs; Capital Adequacy	58
SECTION 8.02.	Basis for Determining Interest Rate Inadequate or Unfair	47
SECTION 8.03.	Illegality	60
SECTION 8.04.	Benchmark Replacement Setting	60
SECTION 8.05.	Replacement Banks	62
SECTION 8.06.	Indemnity	62
ARTICLE IX. MISCELLANEOUS		62
SECTION 9.01.	Notices	62
SECTION 9.02.	No Waivers	63
SECTION 9.03.	Expenses; Documentary Taxes; Indemnification	63
SECTION 9.04.	Set Off	64
SECTION 9.05.	Amendments and Waivers	65
SECTION 9.06.	Successors and Assigns	65
SECTION 9.07.	Governing Law; Submission to Jurisdiction	67

(continued)

		Page

SECTION 9.08.	WAIVER OF JURY TRIAL	68
SECTION 9.09.	Confidential Information	68
SECTION 9.10.	USA Patriot Act	68
SECTION 9.11.	Miscellaneous	69
SECTION 9.12.	Transitional Arrangements	69

Exhibits:

Exhibit A -  Form of Note

Exhibit B -  Form of Notice of Borrowing

Exhibit C -  Form of Notice of Conversion

Exhibit D   Form of Assignment and Acceptance

Schedules:

Schedule 1 -  Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

Schedule 2 -  Pricing Service Schedule

Schedule 3 -  Fundamental Policies

Schedule 4 -  Scheduled Investment Policies and Restrictions

Schedule 5 -  Valuation Procedures

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 3, 2011 (this “Agreement”), by and among BLACKROCK DEBT STRATEGIES FUND, INC., a Maryland corporation and closed-end management investment company (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time and STATE STREET BANK AND TRUST COMPANY as agent for the Banks (in such capacity, the “Agent”).

WHEREAS, pursuant to a Credit Agreement dated as of March 5, 2009 (as amended from time to time, the “Prior Credit Agreement”) by and among the Borrower, the Banks and the Agent, the Banks made financing available to the Borrower for the purposes set forth therein; and

WHEREAS, the Borrower has requested to amend and restate the Prior Credit Agreement, and the Banks and the Agent are willing to amend and restate the Prior Credit Agreement and to continue to provide financing to the Borrower on the terms and conditions set forth herein;

NOW, THEREFORE, the Borrower, the Banks and the Agent agree that on and as of the Effective Date (as hereinafter defined) the Prior Credit Agreement is hereby amended and restated in its entirety on the terms and conditions set forth herein, and shall remain in full force and effect only as expressly set forth herein.

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“2013 Merger” means, collectively, the mergers, to be effective on December 9, 2013, of (a) ARK into the Borrower pursuant to the ARK Merger Agreement and (b) BHD into the Borrower pursuant to the BHD Merger Agreement, in each case with the Borrower being the surviving entity.

“Act” has the meaning set forth in Section 9.10.

“Account” means the accounts that the applicable Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the applicable Custody Agreement, provided, that for period commencing immediately upon the consummation of each 2013 Merger in accordance with the terms of the applicable 2013 Merger Agreement until the transfer of the assets in each of the ARK Account and the BHD Account into the Account, the term “Account” shall be deemed to also include each of ARK Account and the BHD Account for all purposes of this Agreement, including, without limitation, compliance with Section 4.17 hereof.

“Additional Commitment” has the meaning set forth in Section 2.09(b).

“Additional Commitment Bank” has the meaning set forth in Section 2.09(b).

“Adjusted Net Asset Limit” means as at any date of determination, an amount equal to thirty three and one third percent (33 1/3%) of the Adjusted Net Assets of the Borrower as of such date.

“Adjusted Net Assets” means as at any date of determination, an amount equal to (a) the value of the Total Assets of the Borrower minus (b) the Total Liabilities of the Borrower that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in such Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability or (ii) the fair market value of all assets pledged or otherwise segregated for the benefit of the applicable creditor to secure such liability. For the avoidance of doubt, when calculating the outstanding amount of any liability in respect of any derivative contract, the liability shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

“Adjusted Total Assets” means, as of any date, the Borrower’s Total Assets as of such date provided, that:

(1) if the securities of any one issuer constitute more than 5% of Total Assets, the amount of such excess over 5% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(2) if the securities of the issuers in a single industry constitute more than 20% of Total Assets, the amount of such excess over 20% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(3) if the securities which are not rated by either S&P or Moody’s constitute more than 20% of Total Assets, the amount of such excess over 20% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(4) if the securities of Non-Investment Grade Foreign Issuers constitute more than 10% of Total Assets, the amount of such excess over 10% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(5) if the aggregate amount of bond securities rated lower than B- by S&P or B3 by Moody’s constitute more than 30% of Total Assets, the amount of such excess over 30% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(6) if the aggregate amount of Eligible Loan Assets with a Value of less than 50% of par value constitute more than 20% of Total Assets, the amount of such excess over 20% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(7) if the aggregate amount of Eligible Distressed Loan Assets constitute more than 5% of Total Assets, the amount of such excess over 5% of Total Assets shall not be included in the calculation of Adjusted Total Assets;

(8) if the Asset Value of any securities included in Total Assets is computed in the manner set forth in paragraph (b)(iv) of the definition of “Asset Value”, and the aggregate amount of such securities constitute more than 25% of Total Assets, the amount of such excess over 25% of Total Assets shall not be included in the calculation of Adjusted Total Assets; and

(9) no asset shall be included in the calculation of Adjusted Total Assets if it (A) constitutes an Illiquid Asset, Distressed Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, (B) is not permitted to be purchased by the Borrower in accordance with the Borrower’s Scheduled Investment Policies and Restrictions, or (C) is not held in or credited to the Account.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person.

“Affected Financial Institutions” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act and the rules and regulations thereunder.

“Affiliated Person” has the meaning ascribed to that term in the Investment Company Act and the rules and regulations thereunder.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Sixth Amendment Effective Date, the Aggregate Commitment Amount is $276,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Day” has the meaning set forth in Section 2.07(a) hereof.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, its Domestic Lending Office.

“Applicable Margin” means 0.80% per annum.

“ARK” means BlackRock Senior High Income Fund, Inc., a Maryland corporation. “ARK Account” means the account that the Custodian has opened and maintains for ARK pursuant to the terms and conditions of the Custody Agreement.

“ARK Merger Agreement” means the Agreement and Plan of Reorganization dated as of December 4, 2013, by and between ARK and the Borrower, substantially in the form attached as Exhibit B-1 to the Third Amendment, pursuant to which, among other things, ARK merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of ARK.

“Asset Coverage Test” has the meaning set forth in Section 5.19 hereof.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Valuation Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value daily in good faith using one of the following procedures: (i) a quotation received from a Pricing Service, (ii) a quotation received from an independent dealer making a market in such security, (iii) the last closing price thereof established on a public trading market or (iv) solely to the extent none of the procedures set forth in any of (i), (ii) or (iii) of this paragraph (b) is readily available on the relevant date of determination, a fair valuation determination using procedures approved by the Board of Board of Directors of the Borrower; provided, that for any asset which is not valued pursuant to (i), (ii), (iii) or (iv) above, the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c).

“Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central Agent or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Agent and including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic).

“Authorized Signatory” means any duly authorized officer of the Borrower or other Person which has been authorized by the Borrower’s Board of Directors to execute this Agreement, any other Loan Document or document pertaining to this Agreement on behalf of the Borrower, provided that the Agent shall have received a manually signed certificate of such officer or other Person bearing a manual specimen signature of such officer or other Person.

“Available Amount” means, as of any date of determination, an amount equal to the lesser of (a) the Aggregate Commitment Amount as then in effect; (b) the Adjusted Net Asset Limit as then in effect; and (c) the Borrowing Base as then in effect. For the avoidance of doubt, any required repayments of Loans hereunder as a result of the Borrower exceeding the Available Amount as a result of paragraph (c) hereof shall be subject to the provisions of Section 2.05(b) below.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.04(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

“Base Rate” means the higher of (a) the annual rate of interest announced from time to time by State Street at its head office in Boston, Massachusetts, as its “prime rate” and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate as in effect from time to time.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.04(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR plus (ii) 0.10% (10 basis points); and

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.04.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership to be provided by the Borrower if the Borrower is subject to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“BHD” means BlackRock Strategic Bond Trust, a Delaware statutory trust.

“BDY Account” means the account that the Custodian has opened and maintains for BHD pursuant to the terms and conditions of the Custody Agreement.

“BHD Merger Agreement” means the Agreement and Plan of Reorganization dated as of December 4, 2013, by and between BHD and the Borrower, substantially in the form attached as Exhibit B-2 to the Third Amendment, pursuant to which, among other things, BHD merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of BHD.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) sixty five percent (65%) and (b) the fair market value of all Borrowing Base Eligible Assets of the Borrower as of such date.

“Borrowing Base Eligible Assets” means, as of any relevant date of determination, an amount equal to (a) the value of the Borrower’s Adjusted Total Assets as of such date, minus (b) the fair market value of all assets of the Borrower which are subject to a Lien (other than a Lien in favor of the Agent for the benefit of the Agent and the Banks under the Loan Documents) or otherwise segregated for the benefit of any Person for any liability or obligation owing such Person.

“Borrowing Date” has the meaning set forth in Section 2.02(a).

“Change in Law” means the occurrence, after the date of the Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charter Documents” means, collectively, the certificate of incorporation, by-laws and other organizational or governing documents of the Borrower.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) or increased from time to time pursuant to Section 9.06(c).

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank’s percentage of the Aggregate Commitment Amounts.

“Confidential Material” has the meaning set forth in Section 9.09.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate”, the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.06 and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Covered Person” has the meaning set forth in Section 9.03(b).

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Master Custody Agreement, dated as of September 21, 2001, among the Borrower, the other investment companies party thereto and the Custodian, as the same may be amended, supplemented or otherwise modified from time to time.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (i) all obligations of such Person in respect of Financial Contracts, and (j) all obligations of such Person that are senior securities for purposes of the Investment Company Act.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a).

“Disclosure Package” means the Prospectus, the Borrower’s most recent annual report filed on Form N-CSR, the Borrower’s most recent semi-annual report filed on Form N-CSRS and all press releases since the Borrower’s most recent annual or semi-annual report, taken together.

“Distressed Asset” means any asset if (a) the obligor thereof is subject to a bankruptcy, insolvency, liquidation or other similar action or proceeding, (b) the obligor thereof shall have failed to make any payment of principal or interest in respect of such asset when due (whether at scheduled maturity or any accelerated date of maturity or any other date fixed for payment or prepayment thereof or otherwise) beyond any period of grace provided with respect thereto, or

(c) such asset is classified by the Borrower as “non-performing” pursuant to Generally Accepted Accounting Principles.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Loans.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“Eligible Distressed Loan Assets” means any asset that is (a) a direct interest in or a participation interest in or by assignment, novation or otherwise, of a corporate loan obligation or other extension of credit, which is free and clear of any Adverse Claims other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien, (b) not a Distressed Asset, and (c) considered a distressed asset insofar as certain defaults have occurred with respect thereto, provided no payment default has occurred with respect thereto and all payments to be made by the issuer thereunder have been made in cash on the date when such payments are due and payable.

“Eligible Loan Assets” means any asset that is a direct interest in or a participation interest in or by assignment, novation or otherwise, of a corporate loan obligation or other extension of credit, which are free and clear of any Adverse Claims other than Permitted Liens and in which the Agent has, for the benefit of the Agent and the Banks, a Senior Lien.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower which is treated as a single employer of the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Group” means the Borrower and any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding Tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Bank that has failed to comply with clause (A) of Section 2.12(e)(ii), and (d) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Borrower under Section 8.05), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Bank pursuant to the laws in force at the time such Foreign Bank becomes a party hereto (or designates a new lending office) or (ii) is attributable to such Foreign Bank’s failure or inability (other than as a result of a change in law) to comply with clause (B) of Section 2.12(e)(ii), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.12(a)(ii) or (iii).

“Executive Order” has the meaning set forth in Section 4.18.

“Failure” has the meaning set forth in Section 7.10(b).

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate per annum calculated by the FRBNY, based on the prior day’s overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Fee Letter” means that certain amended and restated fee letter agreement dated as of March 2, 2012 by and between the Borrower and the Agent.

“Fifth Amendment Effective Date” means December 2, 2016.

“Financial Contract Liability” means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under Generally Accepted Accounting Principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, senior securities for purposes of the Investment Company Act.

“First Amendment Effective Date” means March 2, 2012. “Floor” means a rate of interest equal to 0%.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.18.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Amendment Effective Date” means October 10, 2014.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each business day that is not included in the FRBNY’s holiday schedule.

“Fundamental Change” has the meaning set forth in Section 5.09.

“Fundamental Policies” means those Investment Policies and Restrictions which are identified as fundamental on Schedule 3 hereto.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02. “Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Illiquid Asset” means, as of any date, any asset for which (a) there is no established public or private institutional trading market, such that such asset may be reasonably expected to be sold in such market within ten (10) days in the ordinary course of business at a price approximating the Value of such asset on such date subject only to fluctuations in the market price therefor, (b) the fair market value of such asset is not readily ascertainable from recognized independent sources in the market for such assets or is not readily determinable using procedures approved by the Board of Directors of the Borrower, or (c) are otherwise categorized as “illiquid securities” by the Borrower or the Investment Adviser.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter (subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Domestic Business Day, such

Interest Period shall be extended to the next succeeding Domestic Business Day unless such next succeeding Domestic Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day, (ii) any Interest Period that commences on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Domestic Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 8.04(d) shall be available for specification in such Borrowing Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment” means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, other equity interests, or Debt of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Debt), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, dividend or distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, except as set forth in clause (c) above, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; (e) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof; and (f) any increase in the market value of any Investment shall not increase the aggregate amount of such Investment.

“Investment Adviser” means BlackRock Advisors, LLC, a limited liability company organized under the laws of the State of Delaware.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions and investment restrictions, as set forth in the Disclosure Package.

“Joining Bank” has the meaning set forth in Section 2.08(d)(i) hereof.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, guidelines, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Authority, in each case whether or not having the force of law.

“Liabilities” has the meaning set forth in Section 7.05.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any segregation of assets done by the Borrower so long as the Person for whose benefit such assets are segregated have no security interest, right or claim to such assets ahead of any other Person unless such other Person has expressly agreed in writing to such arrangement) with respect to such asset, including any agreement (other than the Loan Documents) preventing a Person from encumbering such asset.

“Loans” means the revolving credit loans made or to be made to the Borrower by the Banks pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents and the Fee Letter, in each case as amended and in effect from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it by the Borrower pursuant to the Security Documents to which the Borrower is a party or is otherwise bound, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of the Borrower.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to have outstanding at any time pursuant to Applicable Law, including the Investment Company Act;

(b) the maximum amount of Debt that the Borrower would be permitted to have outstanding at any time pursuant to the limitations on borrowings adopted by the Borrower in its Investment Policies and Restrictions or elsewhere;

(c) the maximum amount of Debt that the Borrower would be permitted to have outstanding at any time pursuant to any agreements with any Government Authority; or

(d) the maximum amount of Debt that the Borrower would be permitted to have outstanding at any time without violating Section 5.07 or any other provision of this Agreement,

in each case, as in effect at the time of determination.

“Merger Agreements” mean, collectively, the ARK Merger Agreement and the BHD Merger Agreement.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multi-employer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions including, for these purposes, any Person which ceased to be a member of the ERISA Group during such five year period.

“Non-Investment Grade Foreign Issuer” means an issuer which is either organized in a country which (a) is not a member of the OECD or (b) is a member of the OECD, but which country has not achieved a sovereign credit rating of investment grade by either S&P or Moody’s.

“Note(s)” has the meaning set forth in Section 2.04(b).

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Notice of Conversion” has the meaning set forth in Section 2.02(b).

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent pursuant to any Loan Document, whether existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD” means the Organisation for Economic Co-operation and Development.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Agent in accordance with banking industry rules on interbank compensation.

“Overnight Rate” means, for any day, a rate per annum equal to the highest of (a) 0% and (b) Daily Simple SOFR in effect on such day, provided, to the extent at any relevant date of determination the Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR is unavailable or the Agent is not able to determine Daily Simple SOFR pursuant to the definition thereof at such time, then clause (b) of this definition shall instead be the Federal Funds Effective Rate in effect on such day. Any change in the Overnight Rate due to a change in Daily Simple SOFR or, if applicable, the Federal Funds Effective Rate shall be effective from and including the effective date of such change in Daily Simple SOFR or the Federal Funds Effective Rate, respectively.

“Overnight Rate Loans” means Loans bearing interest calculated by reference to the Overnight Rate.

“Participant” has the meaning set forth in Section 9.06(b).

“Periodic Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Permitted Lien” means any Lien permitted by Section 5.08(a), (b) or (c).

“Permitted Subsidiary” means any Subsidiary (including, without limitation, a limited liability company or other entity) of the Borrower, the economic interest of which is entirely owned by the Borrower for the purpose of enabling the Borrower to buy, sell and hold any investments (including Financial Contracts) or engage in any investment transactions permitted by the Investment Policies and Restrictions in a manner that is either expected to result in lesser (or a reduced risk of greater) federal, state, local or foreign taxes, fees, charges or assessments applicable to such investments or investment transactions, the Borrower or the Borrower’s shareholder than if such investments or investment transactions were made directly by the Borrower, or is otherwise expected to facilitate the ability of the Borrower to pursue (or enhance the efficiency of) such investments or investment transactions.

“Permitted Subsidiary Investments” means the aggregate amount of Investments made by the Borrower in any Permitted Subsidiary which has not guaranteed the Obligations hereunder and secured such guarantee with a first priority perfected Lien on its assets pursuant to agreements satisfactory to the Agent, provided, for purposes of calculating Permitted Subsidiary Investments, each such Investment shall be calculated as follows: (a) at the time an Investment is made, the amount of such Investment shall equal the market value of such Investment at the time such Investment is made (the “Initial Valuation”); (b) at the time any subsequent Investment is made, for any Investment made immediately prior to the making of the current Investment, such previously made Investment shall be valued at the lesser of (i) each such Investment’s Initial Valuation and (ii) the then current market value of such Investment as of the relevant date of determination as such amount is set forth in a certificate delivered to the Agent by the Borrower (the “Next Valuation”; provided, for each then subsequent valuation of such Investment, the Borrower shall deliver an updated certificate showing a valuation in an amount equal to the lesser of (1) the most recent valuation number calculated pursuant hereto on the certificate most recently delivered to the Agent and (2) the then current market value of such Investment; such amount being the “Subsequent Valuation”); (c) at the time any Investment is made, for any Investment made which had a Subsequent Valuation, the lesser of (x) such Subsequent Valuation and (y) the then current market value of such Investment as of the relevant date of determination.

“Person” means an individual, a corporation, a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Service” means the pricing service providers listed on Schedule 2 hereto with respect to each asset type, as such list may be amended or supplemented from time to time as approved by the Board of Directors of the Borrower and with the prior written consent of the Agent.

“Prior Credit Agreement” has the meaning set forth in the preamble hereto.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means the most recent prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act.

“Reducing Bank” has the meaning set forth in Section 2.08(c) hereof.

“Reduction Amount” has the meaning set forth in Section 2.08(c) hereof.

“Reduction Notice” has the meaning set forth in Section 2.08(c) hereof.

“Register” has the meaning set forth in Section 9.06(g).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Bank” has the meaning set forth in Section 8.05.

“Representative” has the meaning set forth in Section 9.09(a).

“Requested Reduction Amount” has the meaning set forth in Section 2.08(c) hereof.

“Required Banks” means at any time Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, Banks having at least a majority of the Aggregate Commitment Amounts then in effect; provided, however, that for purposes of determining Required Banks, the Commitment Amount or Loans, as the case may be, of each Delinquent Bank shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“Sanctioned Country” means, at any time, any country, territory or region which is itself the subject or target of any Sanctions (which, as of the Fifth Amendment Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S.

Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, or (b) any Person operating, organized or resident of a Sanctioned Country.

“Sanctions” means any economic, financial or other sanction or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered or enforced by OFAC and the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Scheduled Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions and investment restrictions as set forth on Schedule 4 hereto.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Second Amendment Effective Date” means March 1, 2013.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, the Agent, on behalf of itself and the Banks, and the Custodian, in each case as the same may be amended, restated, modified or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law that creates, perfects or purports to create or perfect a Lien or Guarantee in favor of the Agent for the benefit of the Agent and the Banks.

“Senior Lien” means, as to any asset, a perfected security interest in favor of the Agent, for the benefit of the Agent and the Banks, under the Security Documents and which ranks senior in priority to all Liens permitted by Section 5.08 other than Liens permitted by Section 5.08(c) and is pari passu in priority with Liens permitted by Section 5.08(c).

“Senior Securities Representing Indebtedness” has the meaning set forth in Section 18(g) of the Investment Company Act.

“Sixth Amendment Effective Date” means March 9, 2023.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Termination Date” has the meaning set forth in Section 2.08(b) hereof.

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Substitute Bank” has the meaning set forth in Section 2.08(d)(i) hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Bank” has the meaning set forth in Section 2.08(b) hereof.

“Termination Date” means the Specified Termination Date on which the Commitments of those Banks still remaining in effect at such time are terminated in full pursuant to Section 2.08 hereof (without replacement pursuant to Section 2.08(d) such that the Aggregate Commitment Amount has been reduced to zero, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Termination Notice” has the meaning set forth in Section 2.08(b) hereof.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Third Amendment” means that certain Amendment Agreement No. 3 to Amended and Restated Credit Agreement dated as of December 9, 2013 by and among the Borrower, the Banks listed on the signature pages thereof and the Agent.

“Third Amendment Effective Date” means the later of (a) the “Document Effective Date” as defined in the Third Amendment and (b) the date on which the 2013 Merger has been consummated pursuant to the terms of the Merger Agreements.

“Total Assets” means, as of any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Valuation Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) deferred organizational expenses, and (c) offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability.

“Trading with the Enemy Act” has the meaning set forth in Section 4.14.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Utilization Fee” has the meaning set forth in Section 2.07(a) hereof.

“Valuation Procedures” means the Borrower’s methods and procedures for valuing assets as set forth on Schedule 5 hereto.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

SECTION 1.03. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan

Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.04.  Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Overnight Rate, the Overnight Bank Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Overnight Rate, the Overnight Bank Rate, the Term SOFR Reference Rate or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Overnight Rate, the Overnight Bank Rate, the Term SOFR Reference Rate or Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Overnight Rate, the Overnight Bank Rate, the Term SOFR Reference Rate or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.05.  Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II.

THE CREDIT

SECTION 2.01.  Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by the Borrower to the Agent given in accordance with Section 2.02(a), such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts outstanding and all amounts requested) at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) (a) shall not exceed at any time the Available Amount; and (b) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05.

SECTION 2.02.  Notice of Borrowings. (a) The Borrower shall give the Agent a written notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Boston, Massachusetts time) (i) on the Domestic Business Day of each proposed borrowing of an Overnight Rate Loan and (ii) on the third U.S. Government Securities Business Day before each proposed borrowing of a Term SOFR Loan, in each case specifying (1) the date of such borrowing (each such date, a “Borrowing Date”), which shall be a Domestic Business Day in the case of an Overnight Rate Loan or a Business Day and a U.S. Government Securities Business Day in the case of a Term SOFR Loan, (2) whether such borrowing shall be of an Overnight Rate Loan or a Term SOFR Loan, and (3) the aggregate principal amount of such borrowing. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(a) through (d) (and, in the case of the initial Loan to be made hereunder, Section 3.01) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b) The Borrower may elect from time to time to convert any outstanding Overnight Rate Loan or Term SOFR Loan to the Borrower to a Loan of the other type, or to roll over any outstanding Term SOFR Loan to the Borrower upon the expiration of an Interest Period with respect thereto, by giving a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a Term SOFR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a Term SOFR Loan as set forth in Section 2.02(a), (ii) no Loan may be converted into or rolled over as a Term SOFR Loan (1) if the Interest Period therefor would extend beyond the Termination Date or (2) if a Default or Event of Default has occurred and is continuing (in which case such Loan shall automatically become an Overnight Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the Agent has actual knowledge), (iii) a Term SOFR Loan may be converted into an Overnight Rate Loan or rolled over as a Term SOFR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a Notice of Conversion for a Term SOFR Loan the Borrower shall be deemed to have elected to convert such Loan to an Overnight Rate Loan on the last day of the Interest Period applicable thereto. Conversions to and from Term SOFR Loans shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Term SOFR Loans having the same Interest Period shall not be less than $1,000,000.

SECTION 2.03. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such borrowing. Such Notice of Borrowing or telephonic notice, as the case may be, shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Boston, Massachusetts time) on the applicable Borrowing Date, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, Massachusetts to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Bank as provided in Section 2.10, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section 2.03 and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within ten (10) days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.  Loan Accounts; Notes; Records. (a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower irrevocably authorizes each Bank and the Agent to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of any Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the Debt of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below.

(c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05.  Mandatory Payments; Optional Prepayments. (a) Each Loan owing to any Bank shall mature, and the principal amount thereof shall be due and payable to such Bank, on the earlier of (x) such Bank’s Specified Termination Date and (y) the Termination Date. The Borrower promises to pay on such date, and there shall become absolutely due and payable on such date, all of the Loans outstanding to such Bank on such date, together with all accrued and unpaid interest thereon and such other amounts outstanding to such Bank hereunder.

(b) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Borrowing Base at such time, the Borrower shall, within five (5) Domestic Business Days, prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Borrowing Base at such time.

(c) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Maximum Amount, the Borrower immediately shall prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary so that after such prepayment the aggregate principal amount of Loans outstanding to the Borrower does not exceed the Maximum Amount.

(d) If at any time the aggregate principal amount of Loans outstanding to the Borrower exceeds the Aggregate Commitment Amount, the Commitment Amount of any Bank or the amount set forth in clause (b) of the Asset Coverage Test, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 8.06) as may be necessary to eliminate such excess.

(e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston, Massachusetts time) on the Domestic Business Day of such payment in the case of Overnight Rate Loans and upon at least three (3) U.S. Government Securities Business Days’ notice in the case of such payment of Term SOFR Loans (in either case, which notice shall not thereafter be revocable by the Borrower), prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 and in larger integral multiples of $100,000 (or such lesser amount if constituting the entire outstanding principal amount of the Loans), by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of Term SOFR Loans, the amount, if any, payable pursuant to Section 8.06). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f) If the Borrower prepays all or any portion of the principal amount of any Term SOFR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.06.

(g) Upon receipt of a notice of prepayment pursuant to clause (e), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h) Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date,

provided, however, that Loans of any Terminating Bank prepaid prior to such Bank’s Specified Termination Date may be reborrowed prior to the earlier of (x) such Bank’s Specified Termination Date and (y) the Termination Date.

SECTION 2.06. Interest Rates. (a) Subject to the provisions of Section 2.06(c), each Overnight Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Overnight Rate as in effect from time to time plus the Applicable Margin. Interest on each Overnight Rate Loan shall be payable in arrears on the fifteenth day of each calendar month for the immediately preceding calendar month and on the Termination Date (or, if earlier, with respect to the Loans of any Terminating Bank, on such Bank’s Specified Termination Date).

(b) Subject to Section 2.06(c) and Section 8.06, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Term SOFR Loan is made or continued through and including the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Margin. Interest on each Term SOFR Loan shall be payable in arrears on the last day of the Interest Period in effect with respect thereto and on the Termination Date (or, if earlier, with respect to the Loans of any Terminating Bank, on such Bank’s Specified Termination Date).

(c) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due up to but not including the date of actual payment, at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). During the continuance of an Event of Default the principal of the Loans to the Borrower which are not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Banks, bear interest at a rate per annum equal to the greater of (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) the rate of interest applicable to overdue principal.

(d) The Agent shall determine the interest rate applicable to the Loans pursuant to the terms hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

(e) In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.07.  Fees. (a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the pro rata accounts of each Bank a utilization fee (the “Utilization Fee”) calculated at the rate of 0.15% per annum on the average daily amount during each calendar quarter or portion thereof from the Fifth Amendment Effective Date to the Termination Date (or, if earlier, with respect to any Terminating Bank, such Bank’s Specified Termination Date) by which the Aggregate Commitment Amount as then in effect exceeds the outstanding aggregate principal amount of Loans during such calendar quarter. The Utilization Fee shall be payable quarterly in arrears on the fifteenth day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Fifth Amendment Effective Date, with a final payment on the Termination Date (or, if earlier, with respect to any Terminating Bank, such Bank’s Specified Termination Date).

(b)  On the Effective Date, the Borrower shall pay to the Agent, for its own account, a non-refundable closing fee as agreed upon separately between the Borrower and the Agent. In addition, on the First Amendment Effective Date, the Borrower shall pay to the Agent, for its own account, a non-refundable fee in the amount, and in the manner, set forth in the Fee Letter.

SECTION 2.08.  Termination and Reduction of Commitments. (a) Reductions and Terminations by the Borrower. Subject to Section 2.05(d), during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments in full at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of at least $5,000,000 or integral multiples of $1,000,000 in excess thereof, whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice, or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.08(a), the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Utilization Fee then accrued. No reduction in the Commitment Amounts or termination of the Commitments made in accordance with this Section 2.08(a) may be reinstated.

(b)  Termination in Full by Bank or Banks. Each Bank’s Commitment Amount shall permanently reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein, each Bank shall have the right at any time from and after February 24, 2014 (or, to the extent such Bank becomes a Bank hereunder after the Second Amendment Effective Date, on the 360th day after such Bank becomes a Bank hereunder) to elect to terminate its Commitment in full upon no less than 360 days’ prior written notice to the Borrower and the Agent thereof (such notice being hereinafter referred to as a “Termination Notice”; any Bank so delivering a Termination Notice in accordance with the provisions of this Section 2.08(b) shall hereinafter be referred to as a “Terminating Bank”). The Commitment of such Terminating Bank shall automatically terminate in full, and the Commitment Amount of such Bank shall permanently reduce to $0, on the date (with respect to such Bank, its “Specified Termination Date”) which is the earlier of (x) the 360th day after the date of such Termination Notice and (y) a date selected by the Borrower by written notice to the Agent and agreed to by the Agent (such agreement not to be unreasonably withheld or delayed). In accordance with Section 2.05(a), the Borrower promises to pay each Terminating Bank on the earlier of (x) such Bank’s Specified Termination Date and (y) the Termination Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Terminating Bank on such date, together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder (including, without limitation, the Utilization Fee owing to such Terminating Bank) and owing to such Terminating Bank as of such date.

(c)  Reduction by Bank or Banks. Each Bank shall have the right at any time from and after February 24, 2014 (or, to the extent such Bank becomes a Bank hereunder after the Second Amendment Effective Date, on the 360th day after such Bank becomes a Bank hereunder) to elect to reduce its Commitment Amount in part upon no less than 360 days’ prior written notice to the Borrower and the Agent thereof specifying the amount of such reduction (the “Requested Reduction Amount”; such a notice being hereinafter referred to as a “Reduction Notice”; any Bank so delivering such a Reduction Notice shall hereinafter be referred to as a “Reducing Bank”). The Commitment Amount of such Reducing Bank shall automatically reduce on the date (the “Reduction Date”) which is the earlier of (x) the 360th day from the date of such Reduction Notice and (y) a date selected by the Borrower by written notice to the Agent and agreed to by the Agent (such agreement not to be unreasonably withheld or delayed) by an amount (a “Reduction Amount”) equal to the greater of (i) the Requested Reduction Amount and (ii) an amount selected by the Borrower in the written notice to the Agent; it being understood that (I) the Borrower shall have the right to permanently reduce or terminate such Reducing Bank’s Commitment Amount in full or in part at any time after delivery of the Reduction Notice and prior to the Reduction Date and (II) nothing in this Section 2.08(c) shall limit the Borrower’s right to reduce the Aggregate Commitment Amount or terminate the Commitments pursuant to and in accordance with the terms of Section 2.08(a) above. The Borrower promises to pay to each Reducing Bank on the applicable Reduction Date, and there shall become absolutely due and payable on each such date, the portion of the aggregate principal amount of all Loans outstanding to such Reducing Bank, together with any and all accrued and unpaid interest thereon, which exceeds such Reducing Bank’s new Commitment Amount (immediately after giving effect to the reduction by the Reduction Amount on such date); provided that if the Borrower elects to reduce the Commitment Amount of a Reducing Bank to $0 by terminating such Reducing Bank’s Commitment in full, the Borrower promises to pay to such Reducing Bank on the applicable Reduction Date, and there shall become absolutely due and payable on such date, the aggregate principal amount of all Loans outstanding to such Reducing Bank , together with any and all accrued and unpaid interest thereon and all other amounts outstanding hereunder and owing to such Reducing Bank as of such date.

(d)  Substitute Bank. (i) To the extent any Bank delivers a Termination Notice pursuant to Section 2.08(b) above or a Reduction Notice pursuant to Section 2.08(c) above, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, upon prior written notice to the Agent, such Terminating Bank or Reducing Bank, as applicable, request that one or more additional banks reasonably satisfactory to the Agent (each, a “Joining Bank”) and/or existing Banks (each such existing Bank or Joining Bank, a “Substitute Bank”) assume all or any portion of the Commitment Amount of such Terminating Bank or Reducing Bank, as applicable. Each Terminating Bank or Reducing Bank agrees that, should it be identified for replacement prior to its Specified Termination Date or Reduction Date, as

applicable, pursuant to this Section 2.08(d)(i), it will promptly execute and deliver all documents and instruments reasonably required by the Borrower and/or the Agent to assign the relevant portion such Terminating Bank’s or Reducing Bank’s Loans and Commitment to the applicable Substitute Bank on the applicable Specified Termination Date or Reduction Date, as applicable. The parties hereto hereby acknowledge and agree that no existing Bank shall be obligated to assume any portion of the Commitment Amount of a Terminating Bank or Reducing Bank hereunder, and any election to do so shall be in the sole and absolute discretion of such Bank.

(ii)  In the event that any Terminating Bank was not replaced pursuant to Section 2.08(d)(i) above prior to its Specified Termination Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Agent, request that one or more Substitute Banks (x) in the case of Joining Banks, join this Agreement as Banks with Commitments and/or (y) in the case of existing Banks, increase their existing Commitments, in an aggregate Commitment Amount of up to the applicable Commitment Amount of such Terminating Bank immediately prior to the applicable Specified Termination Date. In the event that Commitments of any Reducing Bank equal to the applicable Reduced Amounts were not replaced with Commitments of Substitute Banks pursuant to Section 2.08(d)(i) above prior to the applicable Reduction Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, at any time prior to the Termination Date, with prior written notice to the Agent, request that one or more Substitute Banks (x) in the case of Joining Banks, join this Agreement as Banks with Commitments and/or (y) in the case of existing Banks, increase their existing Commitments, in an aggregate Commitment Amount of up to the applicable Reduction Amounts. Each Joining Bank shall be required to execute and deliver to the Agent such joinder documents as the Agent shall reasonably require. The parties hereto hereby acknowledge and agree that no existing Bank shall be obligated to assume any portion of the Commitment Amount of a Terminating Bank or Reducing Bank hereunder, and any election to do so shall be in the sole and absolute discretion of such Bank.

SECTION 2.09.  Reserved.

SECTION 2.10.  General Provisions as to Payments. (a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than 2:00 p.m. (Boston, Massachusetts time) on the date when due, in Dollars and in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Overnight Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. Except as otherwise provided in the definition of Interest Period, whenever any payment of principal of, or interest on, Term SOFR Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Overnight Bank Rate.

(c)  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off.

SECTION 2.11.  Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. The Agent’s determination of interest rates shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12.  Taxes. (a) (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by Applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, Applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)  If the Borrower or the Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant governmental authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or, without duplication, Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Agent or the Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant governmental authority in accordance with Applicable Laws.

(c)  (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent and each Bank, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified

Taxes or, without duplication, Other Taxes (including Indemnified Taxes or, without duplication, Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) withheld or deducted by the Borrower or the Agent or paid by the Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or, without duplication, Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Bank for any reason fails to pay indefeasibly to the Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(ii)  Without limiting the provisions of subsection (a) or (b) above, each Bank shall, and does hereby, indemnify the Borrower and the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any governmental authority as a result of the failure by such Bank to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Bank to the Borrower or the Agent pursuant to subsection (e). Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Bank, the termination of the Aggregate Commitment Amounts and the repayment, satisfaction or discharge of all other Obligations.

(d)  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a governmental authority as provided in this Section 2.12, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)  (i) Each Bank shall deliver to the Borrower and to the Agent, at the time or times prescribed by Applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Bank’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Bank by the Borrower pursuant to this Agreement or otherwise to establish such Bank’s status for withholding tax purposes in the applicable jurisdiction.

(ii)  Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)  any Bank that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Bank is subject to backup withholding or information reporting requirements; and

(B) each Foreign Bank that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(I)  executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)  executed originals of Internal Revenue Service Form W-8ECI,

(III)  executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)  in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)  executed originals of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(iii)  Each Bank shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of Applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Bank.

(f)  Unless required by Applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Bank, or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If the Agent or any Bank determines, in its sole discretion, that it has received a refund of any Taxes or, without duplication, Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Taxes or, without duplication, Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Bank, as the case may be, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Agent or any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)  Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE III.

CONDITIONS

SECTION 3.01.  Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied or waived in accordance with Section 9.05:

(a)  receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)  receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c)  receipt by the Agent of (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of a current Uniform

Commercial Code (“UCC”) lien search in the jurisdiction in which the Borrower is organized, such results to be in form and substance satisfactory to the Agent; (iii) UCC financing statements (or the equivalent in the applicable jurisdictions) in form and substance reasonably satisfactory to the Agent, (iv) control agreements (or the equivalent in the applicable jurisdictions) to the extent applicable, and (v) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d)  receipt by the Banks of the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Miles & Stockbridge P.C., special counsel to the Borrower, each in form and substance reasonably satisfactory to the Agent;

(e)  receipt by the Agent of a certificate manually signed by an officer of the Borrower which is reasonably satisfactory to the Banks to the effect set forth in clauses (b) (if the Borrower is submitting a Notice of Borrowing on the Effective Date), (c) (provided if the Borrower is not submitting a Notice of Borrowing on the Effective Date, references to borrowings shall not be required) and (d) of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)  receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized as of the date hereof to execute and take actions under the Loan Documents for and on behalf of the Borrower (provide, to the extent there are no changes to the Authorized Signatories from the list provided in the certificate delivered to the Agent pursuant to Section 3.01(f) of the Prior Credit Agreement (the “Original Certificate”), a certification from such officer that no changes have been made to the Authorized Signatories and the Authorized Signatories as set forth on the Original Certificate remain Authorized Signatories of the Borrower and are authorized as of the date hereof to execute and take actions under the Loan Documents for and on behalf of the Borrower), and certifying and attaching copies of (i) Charter Documents, with all amendments thereto (or a certification from such officer that no changes to the Charter Documents have been made to any such documents since such Charter Documents were delivered to the Agent with the Original Certificate), (ii) the resolutions of the Borrower’s Board of Directors authorizing the transactions contemplated hereby, (iii) the current Prospectus as then in effect (or a certification from such officer that no changes to the Prospectus have been made to the Prospectus since such Prospectus was delivered to the Agent with the Original Certificate), (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect (or a certification from such officer that no changes to the investment management agreement have been made to such investment management agreement since such investment management agreement was delivered to the Agent with the Original Certificate) and (v) the Custody Agreement (or a certification from such officer that no changes to the Custody Agreement have been made to such Custody Agreement since such Custody Agreement was delivered to the Agent with the Original Certificate);

(g)  a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Maryland dated as of a recent date;

(h)  a copy of the certificate of incorporation of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Maryland;

(i)  the Banks being satisfied in their reasonable discretion that there has been no material adverse change in the business, assets or financial condition of the Borrower since February 28, 2010;

(j)  receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

(k)  receipt by the Agent of payment of all reasonable fees and expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder; provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than March 3, 2011. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.  All Borrowings. The obligation of any Bank to make a Loan on any Borrowing Date is subject to the satisfaction of the following conditions:

(a)  receipt by the Agent of a Notice of Borrowing as required by Section 2.02, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)  the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans will not exceed the Available Amount as in effect on such date;

(c)  the fact that, immediately before and after such borrowing, no Default or Event of Default shall have occurred and be continuing;

(d)  the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(e)  the fact that the Effective Date shall have occurred; and

(f)  with respect to that particular Bank only, the fact that no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section 3.02.

SECTION 3.03.  Security. (a) To secure the payment and performance in full of all of its Obligations, the Borrower shall grant to the Agent, for the benefit of itself and the Banks, a security interest in the Borrower’s assets pursuant to the terms of the Security Documents.

(b)  Pursuant to this Section 3.03, it is hereby agreed that the Custodian shall act subject to the instructions of the Agent and not subject to the instructions of the Borrower in respect of this Agreement. It is also hereby agreed between the parties that each of the Agent, on behalf of the Banks, and the Custodian may, upon the occurrence and continuance of an Event of Default, enforce all of the Agent’s rights and remedies under this Agreement and the other Loan Documents and applicable law, including, without limitation, right of set-off with respect to the Obligations. Any Collateral held by the Custodian in excess of the Obligations shall be returned to the Borrower upon the Borrower’s request provided that the Obligations owing from the Borrower have been indefeasibly repaid in full in cash prior to such return. Notwithstanding the foregoing, nothing in this Agreement shall affect the Custodian’s rights and remedies under the Custody Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants on and as of the Effective Date and on each Borrowing Date that:

SECTION 4.01.  Existence and Power; Investment Company. (a) The Borrower is a Maryland corporation. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate powers and all corporate authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(b)  The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been duly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act if and to the extent required under the Securities Act, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made unless the failure to make any such filing could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02.  Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this

Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its corporate powers, and have been duly authorized by all requisite corporate action by the Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.  Noncontravention. The execution, delivery and performance by the Borrower of each Loan Document do not and will not (a) contravene the terms of the Charter Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound or (ii) any order, injunction, writ or decree of any Authority or any arbitral award to which the Borrower or its property is subject, unless, in the case of clauses (i) and (ii) of this paragraph (b), such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect; (c) violate any Law except where such violation could not reasonably be expected to have a Material Adverse Effect; or (d) result in any Adverse Claim upon any asset of the Borrower other than Liens permitted under Section 5.08(a).

SECTION 4.04.  Governmental Authorizations; Private Authorization. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.  Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.  Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliated Person of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 4.07.  Subsidiaries. The Borrower has no Subsidiaries other than Permitted Subsidiaries.

SECTION 4.08.  Financial Information. (a) The statement of assets and liabilities of the Borrower, each dated as of February 28, 2010 and the related statements of operations and changes in net assets for the period March 1, 2009 to February 28, 2010 reported on by Deloitte & Touche LLP and set forth in the most recent shareholder report prepared by the Borrower (a copy of which has been delivered to the Agent), together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of such date.

(b)  Since February 28, 2010, there has been no material adverse change in the business or financial position of the Borrower.

(c)  Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly present all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09.  Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against, the Borrower before any court or arbitrator or any Authority which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.10.  ERISA. (a) The Borrower has no ERISA Affiliates and has no liability in respect of any Benefit Arrangement, Plan or Multi-employer Plan subject to ERISA.

(b)  No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11.  Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all United States federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and non-payment of which could not have a Material Adverse Effect, and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12. Compliance. (a) The Borrower is in compliance in all material respects with the Investment Company Act except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained therefrom and remains in effect or where, except in the case of the Borrower’s asset coverage tests under the Investment Company Act, noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or to which any of its properties is bound, in each case where the violation thereof could reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all respects with the Investment Policies and Restrictions which constitute Fundamental Policies and in all material respects with the Investment Policies and Restrictions that are not Fundamental Policies.

(b)  No Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, a detailed description of such event and the actions the Borrower is taking with respect thereto).

(c)  The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Government Authority limiting its ability to incur indebtedness.

SECTION 4.13.  Fiscal Year. The Borrower has a fiscal year which is twelve calendar months ending on February 28 of each year.

SECTION 4.14.  Full Disclosure. The Borrower has disclosed to the Agent and the Banks all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower to the Agent or any Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and it being understood that actual results may vary from such projected financial information and such variations may be material.

SECTION 4.15.  Offering Documents. The information set forth in the Prospectus as of its date, as amended or supplemented by the Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.  Debt. The Debt arising under this Agreement and the Notes ranks at least pari passu in all respects with all of the Borrower’s other obligations (actual or contingent) other than those obligations which are entitled to priority under applicable law.

SECTION 4.17.  Account. All assets of the Borrower that are included in the calculation of the Borrowing Base are held in or credited to the Account of the Borrower.

SECTION 4.18.  Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy

Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 4.19.  OFAC, Etc. (i) None of the Borrower, any Subsidiary, their respective officers, the Investment Adviser, or, to the knowledge of the Borrower, any of their respective directors or employees of the Borrower or its Subsidiaries is a Sanctioned Person; (ii) the Investment Adviser for the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, it Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and (iii) the Borrower, its Subsidiaries, their respective officers and, to the knowledge of the Borrower, their respective directors and employees are in compliance with Anti-Corruption Laws and applicable Sanctions.

SECTION 4.20.  Affected Financial Institution. The Borrower is not an Affected Financial Institution.

SECTION 4.21.  Beneficial Ownership Certificate. As of the Sixth Amendment Effective Date, to the extent the Borrower is subject to the Beneficial Ownership Regulation and thereby is required to provide a Beneficial Ownership Certification, the information included in any such Beneficial Ownership Certification is true and correct in all respects.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

SECTION 5.01.  Information. The Borrower will deliver to the Agent (along with copies for each of the Banks):

(a)  as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)  as soon as available and in any event within sixty (60) days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower;

(c)  as soon as available and in any event not later than the fifth Domestic Business Day after the end of each calendar quarter (and also not later the second Domestic Business Day of each calendar month, commencing with the second calendar month after the initial Loan is made, when any Loan is outstanding to the Borrower on that day), a borrowing report (including, without limitation, a detailed calculation of the Borrower’s Adjusted Net Assets, the Asset Coverage Test and the Borrowing Base) and a valuation report concerning the assets of the Portfolio as at the end of the immediately preceding fiscal quarter or month, as applicable, received, in the case of the valuation report, from the Custodian;

(d)  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and each borrowing report and valuation report delivered pursuant to clause (c) above, a certificate of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(e)  promptly (and, other than in the case of a Default or Event of Default caused by the Borrower’s failure to comply with a covenant set forth in Article V hereof, in any event within five (5) Domestic Business Days) after any officer of the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f)  promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, proxy statements, financial statements and other materials of a financial nature or otherwise material nature (which shall include any items described in the definition of “Disclosure Package”), provided, that to the extent any such materials are items described in the definition of “Disclosure Package”, copies of such items shall be delivered to the Agent promptly but in any event within ten (10) days of the Borrower filing or otherwise distributing, as the case may be, any such information, and, provided, further, unless otherwise requested by the Agent, notices and other communications to be delivered to the Agent pursuant to this Section 5.01(f) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent may, in its discretion, agree to accept information required to be delivered to it pursuant to this Section 5.01(f) by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular information;

(g)  promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and, unless prohibited by Law, copies of any filed complaint relating thereto;

(h)  from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing and valuation reports, as the Agent, at the request of any Bank, may reasonably request; and

(i)  prompt notice of any change in the information provided in any Beneficial Ownership Certification previously provided by the Borrower that would result in a change in the list of beneficial owners identified in parts (c) or (d) of such certification.

SECTION 5.02.  Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans made to it and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.  Maintenance of Insurance. The Borrower will maintain with reputable insurance companies which the Borrower’ reasonably believes to be financially sound, policies with respect to its assets and property and business against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act.

SECTION 5.04.  Conduct of Business and Maintenance of Existence. (a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in the Borrower’s Fundamental Policies and its Disclosure Package.

(b)  The Borrower will preserve, renew and keep in full force and effect its existence as a corporation, and its rights and privileges necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c)  The Borrower will not amend, terminate, supplement or otherwise modify any of its Charter Documents in any material respect or if such amendment, termination, supplement or modification could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed. The Borrower will promptly provide copies to the Agent of all amendments, supplements, terminations and other modifications of any of its Charter Documents.

(d)  Other than as expressly permitted by the Agreement and the Security Agreement, the Borrower will at all times place and maintain its assets in the custody of the Custodian.

(e)  The Borrower shall cause its Investment Adviser to maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

(f)  The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer”, anti-terrorism and anti-money laundering rules and regulations, including the Act.

SECTION 5.05.  Compliance with Laws. The Borrower will comply in all material respects with the Investment Company Act and the requirements of any Authority with respect thereto except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect. The Borrower will comply in all material respects with all other Applicable Laws except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will file all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records and except for the payment of taxes, assessments and charges which do not exceed, in the aggregate, $50,000 and which non-payment could not reasonably be expected to have a Material Adverse Effect).

SECTION 5.06.  Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, and as often as a Bank may reasonably request, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours and, so long as no Default or Event of Default has occurred and is continuing, with reasonable advance notice.

SECTION 5.07.   Debt. The Borrower will not create, assume or suffer to exist any Debt other than:

(a)  Debt arising under this Agreement, the Notes and the other Loan Documents;

(b)  Debt in favor of the Borrower’s Custodian consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c)  Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)  Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions; and

(e)  Debt incurred under reverse repurchase agreement or credit default swaps so long as the aggregate amount of the Debt under such agreements and swaps (calculated by reference to the notional amount of such Debt) does not exceed, in the aggregate, fifteen percent (15%) of the Borrower’s Total Assets, provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder, (B) on an overnight basis from the Custodian to the extent provided in clause (b) above or (C) in connection with reverse repurchase agreements or credit default swaps to the extent provided for in clause (e) hereof, or (iii) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Investment Company Act), except that the Borrower may borrow from the Banks pursuant to this Agreement. The Borrower will not at any time issue or have outstanding any preferred stock.

SECTION 5.08.  Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for taxes, assessments or other governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records, provided, such Liens shall not be permitted upon the commencement of proceedings to foreclose any Lien that may have attached as security for any such taxes, assessments or other governmental charges or levies, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising under the Custody Agreement, (d) encumbrances created in connection with the Borrower’s portfolio investments (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Borrower’s Investment Policies and Restrictions and Section 5.07 and Liens to secure the Debt permitted by Section 5.07(e), provided that the aggregate amount of such encumbered assets of the Borrower actually pledged to or for the benefit of the holder of the Debt permitted by Section 5.07(e) pursuant to this clause (d) does not at any time exceed 15% of the Total Assets of the Borrower, (e) Liens in respect of the Debt permitted under Section 5.07(c); and (f) Liens or segregation of assets incidental to the conduct of the Borrower’s business securing the performance of fee and expense obligations to the

Custodian arising in the ordinary course of the Borrower’s business and which are not overdue for a period in excess of thirty (30) days.

SECTION 5.09.  Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions and including, in each case, pursuant to a Division), except (a) that the Borrower may sell its assets in the ordinary course of business as described in its Disclosure Package and (b) that the Borrower shall be permitted to merge with another Person (such transaction being a “Fundamental Change”) so long as (i) the Borrower is the survivor of such merger; (ii) the Borrower remains a closed-end management investment company (as such term is used in the Investment Company Act) and remains registered under the Investment Company Act; (iii) the Borrower has provided the Agent and the Banks prior written notice of such Fundamental Change not less than thirty (30) days prior to the effectiveness of such Fundamental Change; (iv) both before and immediately after giving effect to such Fundamental Change, the representations and warranties contained in Article IV hereof shall be true and accurate in all material respects; (v) no Default or Event of Default has occurred and is continuing or would result from such Fundamental Change; (vi) the Agent’s security interest in the Collateral remains perfected and the Borrower takes all other action as the Agent may reasonably request to perfect the Agent’s security interest in any newly-acquired assets; and (vii) the Borrower shall have delivered to the Agent and each of the Banks a certificate signed by an Authorized Signatory of the Borrower which is reasonably acceptable to the Agent stating that such Fundamental Change complies with the provisions of this Section 5.09(b) and that all conditions precedent herein provided and/or relating to such Fundamental Change have been satisfied. The Borrower will not invest all of its investable assets in any other closed-end management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10.  Use of Proceeds. The proceeds of each Loan made under this Agreement will be used by the Borrower for general purposes, including to create leverage. In addition, the Borrower will not request any Borrower, and the Borrower will not use, and shall procure that its directors, officers, employees and agents shall not use, the proceeds of any Loan (i) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities or business of or with any Sanctioned Person or in any Sanctioned Country, or (iii) in any other manner that would result in a violation of any Sanctions.

SECTION 5.11.   Compliance with Investment Policies. The Borrower will at all times comply (a) with the Fundamental Policies and (b) in all material respects with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Fundamental Policies or any other Investment Policies and Restrictions that may not be changed without shareholder approval (to the extent not considered a Fundamental Policy) to be changed without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld, provided, to the extent the Required Banks consent to any change to any Fundamental Policies, then Schedule 3 hereto shall be amended to give effect to such change.

SECTION 5.12.  Non-Affiliation with Banks. The Borrower will not at any time become an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliated Person of any Bank or any Affiliate of any Bank known to the Borrower.

SECTION 5.13.  Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.  No Subsidiaries. The Borrower will not at any time have any Subsidiaries other than the Permitted Subsidiaries, provided, however, that each time the Borrower makes any Investment in a Permitted Subsidiary, as of the date of making any such Investment, the aggregate amount of all Permitted Subsidiary Investments (including the amount of the Investment the Borrower is contemplating making) shall not exceed five percent (5%) of the Borrower’s Total Assets, as determined as of the date of making any such Investment.

SECTION 5.15.  ERISA. The Borrower will not have any ERISA Affiliates and will not have any liability in respect of any Benefit Arrangement, Plan or Multi-employer Plan subject to ERISA.

SECTION 5.16. Fiscal Year. Without thirty (30) days prior written notice to the Agent, the Borrower will not change its fiscal year from that set forth in Section 4.13.

SECTION 5.17.  Regulation U. The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by “margin stock” (as defined under Regulation U) at any time.

SECTION 5.18. Custodian. The Custodian will at all times be the Borrower’s custodian.

SECTION 5.19.  Asset Coverage. The Borrower will not (a) at the time of making any borrowing of any Loan hereunder permit the aggregate amount of Senior Securities Representing Indebtedness to exceed the Adjusted Net Asset Limit or (b) at any time permit the amount of its Total Liabilities that are Senior Securities Representing Indebtedness to exceed 38% of Adjusted Net Assets (the “Asset Coverage Test”).

SECTION 5.20. Further Assurances. The Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

ARTICLE VI.

DEFAULTS

SECTION 6.01.  Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)  the Borrower shall fail to pay (i) any principal of any Loan on the due date therefor (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) or (ii) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) Domestic Business Days of the due date therefor (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment); or

(b)  the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(a) through (e), 5.02 and 5.04 through 5.20; or

(c)  the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any Loan Document (other than those covered by clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) Domestic Business Days; or

(d)  any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)  the Borrower or any Permitted Subsidiary shall fail to make any payment in respect of any Debt in an aggregate principal amount of $1,000,000 or more when due or within any applicable grace period; or

(f)  any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Permitted Subsidiary in an aggregate principal amount of $1,000,000 (the “Subject Debt”) or more or enables the holder of such Subject Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or, in the case of a Financial Contract, enables the non-defaulting party to terminate the contract evidencing such Subject Debt; or

(g)  the Borrower or any Permitted Subsidiary shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower or any Permitted Subsidiary shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)  an involuntary case or other proceeding shall be commenced against the Borrower or any Permitted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Permitted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

(i)  a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Permitted Subsidiary and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)  the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of the Investment Adviser or another entity consented to in writing by the Agent and the Required Banks; or

(k)  the Investment Adviser shall (i) sell or otherwise dispose of all or substantially all of its assets unless the Agent and the Required Banks have consented to the same in writing or (ii) consolidate with or merge into any other Person, unless it is the survivor, unless either (1) the Agent and the Required Banks have consented to the same in writing or (2) there is a consolidation or merger of the Investment Adviser into an Affiliate of BlackRock, Inc. if such consolidation or merger does not constitute a “change of control” within the meaning of the Investment Company Act and such consolidation or merger, as the case may be, could not reasonably be expected to have a Material Adverse Effect; or

(l)  the Agent for any reason shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims other than Liens permitted under Section 5.08;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans to the Borrower (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02.  Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.

THE AGENT

SECTION 7.01.  Appointment and Authorization. Each of the Banks hereby irrevocably appoints State Street Bank and Trust Company to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 7.02.  Rights as a Bank. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

SECTION 7.03.  Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Delinquent Bank in violation of any Debtor Relief Law; and

(c)  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.05 and 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Agent by the Borrower or a Bank.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

SECTION 7.04.  Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.  Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent, provided, however, that any such sub-agent receiving payments from the Borrower shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.06.  Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right to appoint a successor with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and that is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above, provided that in no event shall any such successor Agent be a Delinquent Bank and, if such Person so appointed accepts such appointment, such Person shall become the successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)  If the Person serving as Agent is a Delinquent Bank as a result of a Failure, the Required Banks may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Bank under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 2.13(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).

The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 7.07.  Non-Reliance on Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08.  Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other jurisdiction proceeding relative to a Borrower, the Agent (irrespective of whether the principal of any Loan shall be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect to the Loans and all other Obligations are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 8.06 and 9.03.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

SECTION 7.09.  Collateral Matters. Without limiting the provisions of Section 7.08 or Section 9.05, the Banks irrevocably authorize the Agent, at its option and in its discretion:

(a)  to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitment Amount and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.05, if approved, authorized or ratified in writing by the Required Banks; and

(b)  to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.08);

Upon request by the Agent at any time, the Required Banks will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property.

The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Agent be responsible or liable to the Borrowers for any failure to monitor or maintain any portion of the Collateral.

SECTION 7.10.  Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by set-off or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b)  For purposes of this Section 7.10, a Failure of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect or (v) such Bank becomes the subject of a Bail-In Action.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Additional Costs; Capital Adequacy. (a) If any Change in Law shall:

(i) subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Loans, its Note or its Commitment, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank’s principal executive office or Applicable Lending Office is located; or

(ii)  impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii)  impose on ay Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)  If any Bank shall determine that any Change in Law has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)  Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02.  Inability to Determine Rates. Subject to Section 8.04, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:

(a)  the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof; or

(b)  the Required Banks determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Banks of making and maintaining such Loan, and the Required Banks have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Bank.

Upon notice thereof by the Agent to the Borrower, any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Overnight Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the

Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Overnight Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Overnight Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 8.06.

SECTION 8.03.  Illegality. If any Bank determines that any Law has made it unlawful, or that any Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Bank to the Borrower (through the Agent) (an “Illegality Notice”), any obligation of the Banks to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Overnight Rate Loans to Term SOFR Loans, shall be suspended. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Bank (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Loans to Overnight Rate Loans, on the last day of the Interest Period therefor, if all affected Banks may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if any Bank may not lawfully continue to maintain such Term SOFR Loans to such day, in each case until the Agent is advised in writing by each affected Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.06.

SECTION 8.04.  Benchmark Replacement Setting.

(a)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Boston time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the

Required Banks. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)  Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)  Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.04(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.04.

(d)  Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Overnight Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Overnight Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Overnight Rate

SECTION 8.05.  Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Sections 8.01 or 8.03 or upon the suspension of any Bank’s obligation to make, convert to or continue Term SOFR Loans, the Borrower may, upon prior written notice to the Agent and such Bank, request that the Agent find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.05, it will promptly execute and deliver all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank. The Agent shall cooperate with the Borrower in seeking a Replacement Bank and shall use its best efforts to identify a Replacement Bank and complete the assignment to such Replacement Bank of such Loans and Commitment within 45 days of said written notice.

SECTION 8.06.  Indemnity. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, then, in any such event, the Borrower shall compensate each Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section 8.06 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01.  Notices; Electronic Communications. (a) Except as provided in subsection (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in paragraph (c).

(b)  Notices made by the Borrower consisting of requests for Loans or notices of repayments hereunder or items referred to in Sections 5.01(a) and (b) hereof may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the

Agent, unless the Agent, in its discretion, previously notifies the Borrower otherwise, provided that the foregoing shall not apply to notices to any Bank pursuant to Article II if such Bank has notified the Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank). The Agent may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Agent, any Bank, the Borrower nor any of the directors, officers, employees, agents or Affiliates of the Agent, any Bank or the Borrower shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that any such damages are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person.

(c)  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the intended recipient, and (ii) if agreed to pursuant to paragraph (b) above, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)  Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.  No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.  Expenses; Documentary Taxes; Indemnification. (a) The Borrower agrees to promptly pay (i) all reasonable and documented out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof or any waiver of any Default or Event of Default or alleged Default or Event of Default hereunder, and any amendment or termination hereof and (ii) if a Default or an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b)  The Borrower agrees to indemnify the Agent, each Bank and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04.  Set Off. (a) During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

(b)  The Borrower authorizes the Agent and the Custodian to charge and/or set off against any deposit account or other account maintained with either the Agent or the Custodian on behalf of the Borrower and, in the case of the Agent, apply the proceeds thereof against repayment of any unpaid Obligations, or, in the case of the Custodian, remit the proceeds thereof to the Agent to be applied against repayment of any such unpaid Obligations. In addition, the Custodian is hereby directed by the Borrower to dispose of the Borrower’s assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Banks from the Borrower to the extent that the Obligations have not been paid when due or if an Event of Default has occurred and is continuing and the Obligations have been accelerated. If the Investment Adviser does not select a sufficient amount of assets of the Borrower to repay all amounts due to the Banks from the Borrower within a reasonable time, the Custodian is hereby directed by the Borrower, upon the request of the Agent and upon one day’s prior written notice to the Borrower and the Investment Adviser, to dispose of the Borrower’s assets to the extent necessary to repay all amounts due to the Banks from the Borrower. The foregoing shall be deemed to be continuing and irrevocable “proper instructions” to the Custodian for all purposes under the Custody Agreement. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against the Borrower following the occurrence of an Event of Default hereunder.

SECTION 9.05.  Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, however, that no such amendment or waiver shall:

(a)  waive any condition set forth in Section 3.01 without the written consent of each Bank;

(b)  extend or increase the Commitment Amount of any Bank (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Bank;

(c)  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;

(d)  reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Required Banks shall be necessary to waive any obligation of the Borrower to pay interest at the default rate provided for in Section 2.06(c);

(e)  change any provision of this Agreement in a manner that would alter the pro rata sharing of payments required by this Agreement without the prior written consent of each Bank;

(f)  change any provision of this Section 9.05 or the definition of “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Bank;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.  Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks.

(b)  Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c)  Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee”) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance in substantially the form of Exhibit D attached hereto executed by such Assignee and such transferor Bank, with, if no Default or Event of Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee with respect to the interest assigned, such Assignee shall be a Bank party to this Agreement (in addition to any interest of such Bank held prior to such assignment) and shall have all the rights and obligations of a Bank with the Commitment Amount as set forth in such instrument of assumption (in addition to any interest of such Bank held prior to such assignment), and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee, and the Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12. At the time of any assignment pursuant to this Section 9.06(c) to a Person who is not already a party hereunder, the respective Assignee shall provide to the Borrower and to the Agent the appropriate forms, certificates and other documentation described in Section 2.12(e).

(d)  Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, and its Note, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)  No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f)  No bank may become an Assignee pursuant to clause (c) above or a Substitute Bank pursuant to Section 2.08(d) unless such bank constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrower and the Agent. No bank may become an Assignee pursuant to clause (c) above or a Substitute Bank pursuant to Section 2.08(d) if that bank is an Affiliate of the Borrower.

(g)  There shall be maintained by the Agent, acting solely in this respect as agent for the Borrower, a copy of each assignment and a register (the “Register”) for the recordation of the names and addresses of the Banks and each Assignee, and the obligations to and principal amount of the Loans owing to the Banks and each Assignee from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties to this Agreement shall treat each Person whose name is recorded in the Register as the owner of the obligation recorded therein for the purposes of this Agreement and the Notes. The failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of the Loans. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07.  Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State of New York (excluding the laws applicable to conflicts of law). Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other loan documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the New York State or United States Federal court in the Borough of Manhattan, The City of New York, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in New York

County, New York or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08.  WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.  Confidential Information. (a) Each Bank agrees that any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Borrower or disclosing other non-public information in relation to this Agreement or the Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)  Such Confidential Information may be disclosed to Representatives of each Bank who need to know such information in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by applicable law) whether the Bank’s use of Confidential Material complies with this Section 9.09

SECTION 9.10.  USA Patriot Act. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the

Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

SECTION 9.11.  Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.12. Transitional Arrangements.

(a)  This Agreement shall, on the Effective Date, supersede the Prior Credit Agreement in its entirety, except as expressly provided in this Section 9.12. On the Effective Date, the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Agreement, and the “ Loans” as defined in the Prior Credit Agreement shall be converted to Loans as defined herein.

(b)  All interest, fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through the Effective Date shall be calculated as of the Effective Date (prorated in the case of any fractional periods) and shall be paid on the date such amounts would have otherwise been required to have been paid under the Prior Credit Agreement.

SECTION 9.13. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.14. Acknowledgement Regarding any Supported QFCs. To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC and any Loan Document QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC (other than a Loan Document QFC) or any QFC Credit Support.

(b)  As used in this Section 9.14, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (including any Financial Contracts), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK DEBT STRATEGIES FUND, INC.

By:
Title:

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:
Title:

Exhibit B to Amendment Agreement No. 6

SCHEDULE 1

BORROWER:

BLACKROCK DEBT STRATEGIES FUND,

INC.

100 Bellevue Parkway

Wilmington, DE 19809

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$276,000,000	100%

Domestic Lending Office:

One Lincoln Street

Boston, MA 02111

Attn. Karen A. Gallagher, Managing Director

Tel: (617) 662-8626

Fax: (617) 988-9535

Email: kagallager@statestreet.com

For non-funding or payment notices:

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Attn. Karen A. Gallagher, Managing Director

Tel: (617) 662-8626

Email: kagallagher@statestreet.com

Email for electronic notices: ais-loanops-

csu@statestreet.com

EXHIBIT A

FORM OF NOTE

U.S. $[ ]	, 2011

FOR VALUE RECEIVED, BLACKROCK DEBT STRATEGIES FUND, INC., a Maryland corporation (the “Borrower”), hereby promises to pay to [INSERT NAME OF BANK] (the “Bank”) at the head office of the Agent (as defined below) at 1 Lincoln Street, Boston, Massachusetts 02111:

(a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of [INSERT COMMITMENT AMOUNT] (U.S. $     ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of March 3, 2011 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrower, the Bank, other banks parties thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(b) the principal outstanding hereunder from time to time at the times and in the amounts provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The terms of this note are subject to amendment only in the manner provided in the Credit Agreement.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner, upon the conditions, and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR THE OBLIGATIONS OWING HEREUNDER OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF NEW YORK STATE OR UNITED STATES FEDERAL COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN NEW YORK COUNTY, NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a as a document under seal in its name by its duly authorized officer as of the day and year first above written.

BLACKROCK DEBT STRATEGIES FUND, INC.

By:
Title:

Date	Amount of Loan	Type of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE:

TO: STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN:Robyn A. Shepard

  Assistant Vice President -CSU Manager

  Ph: (617)937-8806

  Fax: (617)988-6677

  Email: rashepard@statestreet.com

FROM: BLACKROCK DEBT STRATEGIES FUND, INC. (the “Borrower”)

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among BlackRock Debt Strategies Fund, Inc. (the “Borrower”), the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, the Borrower hereby gives notice of its request for the Loans described below.

Domestic Business Day of proposed borrowing:

Amount of Loan requested:	$

Aggregate amount of Loans outstanding (after	$
giving effect to the Loan requested hereby)
Adjusted Net Assets:	$
Maximum Loans based on Commitment	$
Amount:
Maximum Loans based on Maximum Amount:	$
Maximum Loans based on Adjusted Net Asset	$
Limit:

Attached hereto is a borrowing report dated as of       .

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the borrowing of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not exceed the Available Amount, (b) each of the representations and warranties set out in Article IV of the Agreement remains true and accurate as of the date hereof and will be true and accurate immediately after giving effect to the borrowing, of the Loan(s) as set forth herein (other than such representations and warranties that specifically relate to an earlier date), and (c) no Default or Event of Default has occurred and is continuing under the Agreement or any of the other Loan Documents or will occur under the Agreement or any of the other Loan Documents immediately after giving effect to the borrowing, as set forth herein.

Authorized Signatory Title:

EXHIBIT C

FORM OF NOTICE OF CONVERSION

DATE:

TO: STATE STREET BANK AND TRUST COMPANY, as Agent

ATTN: Robyn A. Shepard
Assistant Vice President -CSU Manager
Ph: (617)937-8806
Fax: (617)988-6677
Email: rashepard@statestreet.com

FROM: BLACKROCK DEBT STRATEGIES FUND, INC. (the “Borrower”)

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (such agreement, as amended and in effect from time to time, the “Credit Agreement”), among BlackRock Debt Strategies Fund, Inc. (the “Borrower”), the lending institutions referred to therein as Banks, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, the Borrower hereby gives notice of its request to convert or continue the following Loan as set forth below

Existing Loan		New Loan

Type	Amount	Continue As /Convert to	Amount	Date*	Interest Period

Term SOFR	$	Term SOFR	$

Overnight Rate	$	Overnight Rate	$		N/A

If Term SOFR, last day of current Interest Period is:

The undersigned hereby certifies that: (a) on the date of this notice and immediately after giving effect to the conversion or continuation of the Loan(s) as set forth herein, the aggregate outstanding principal amount of the Loans do not and will not exceed the Available Amount, (b) each of the representations and warranties of the Borrower set out in Article IV of the Agreement remains true and accurate as of the date hereof and will be true and accurate immediately after giving effect to the borrowing, conversion or prepayment of the Loan(s) as set forth herein, and (c) no Default or Event of Default has occurred and is continuing under the Agreement or any of the other Loan Documents or will occur under the Agreement or any of the other Loan Documents immediately after giving effect to the conversion or of the Loan(s) as set forth herein.

Authorized Signatory
Title:

*Must be a Domestic Business Day.

EXHIBIT D

FORM OF

ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Amended and Restated Credit Agreement, dated as of March 3, 2011 (as from time to time amended and in effect, the “Credit Agreement”), by and among BlackRock Debt Strategies Fund, Inc. (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”) and State Street Bank and Trust Company, as agent (in such capacity, the “Agent”) for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

           (the “Assignor”) and           (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$     ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [  %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$     ], its Commitment Percentage is [   %], the aggregate outstanding principal balance of its Loans equals [$     ], (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to	Amount of

the Order of:	Note

Assignor	$
Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.12 of the Credit Agreement].

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OF LAW). EACH OF THE PARTIES HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY OTHER ACTION BROUGHT BY SUCH PERSON ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS ASSIGNMENT AND ACCEPTANCE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE BROUGHT IN THE COURTS OF NEW YORK STATE OR UNITED STATES FEDERAL COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 9.01 OF THE CREDIT AGREEMENT (IN THE CASE OF THE ASSIGNOR OR THE BORROWER) OR, IN THE CASE OF THE ASSIGNEE, AT         . EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT BROUGHT IN NEW YORK COUNTY, NEW YORK OR ANY COURT SITTING THEREIN OR THAT A SUIT BROUGHT THEREIN IS BROUGHT IN AN INCONVENIENT COURT.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

CONSENTED TO:

BLACKROCK DEBT STRATEGIES FUND, INC.

By:

Title:

STATE STREET BANK AND TRUST COMPANY,

as Agent

By:

Title: